    Performance Share Program
Performance Share Unit Program

L.B. Foster Company
2025 PERFORMANCE SHARE UNIT PROGRAM
(2025-2027)

[DATE]
[NAME AND ADDRESS]
Dear [NAME]:
Pursuant to the terms and conditions of the L.B. Foster Company 2025 Performance Share Unit Program (the “Program”), a component of the Long-Term Incentive Program, the Compensation Committee of the Board of Directors of L.B. Foster Company (the “Committee”) has awarded you ___________ Performance Share Units (the “Award”). The terms and conditions of your Award are governed by the provisions of the Program document attached hereto as Exhibit A, the terms of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall each have the meaning assigned to them in the Program.
_________________________________________
Name:    John E. Kunz
Title:    Chairman, Compensation Committee

I hereby acknowledge and accept the Award described above subject to all of the terms and conditions of the Program including, without limitation, the forfeiture, covenant and recoupment provisions set forth in Sections 12, 13 and 14 of the Program, regardless of whether the Award ever results in a payment under the Program. I further acknowledge receipt of a copy of the Program document and the L.B. FOSTER COMPANY 2025 Equity and Incentive Compensation Plan (the “Plan”), and I agree to be bound by all the provisions of the Program and the Plan, as amended from time to time.
By signing below, I acknowledge that: (i) I have read and understand the Program including, without limitation, the provisions that require me to repay monies to the Company if (A) I breach Section 12 or 13 of the Program or (B) the Company is required to recoup this and other incentive compensation from me pursuant to the [L.B. Foster Company Amended and Restated Executive Recoupment Policy] (as may be amended and restated from time to time), any successor policy or otherwise as described in Section 14(c); (ii) the Performance Share Units that have been awarded to me have no independent economic value, but rather are mere units of measurement to be used in calculating benefits, if any, available under the Program; (iii) I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Award, the Program or the Plan; and (iv) my decision to participate in the Program is completely voluntary and done with full knowledge of its terms. I further acknowledge and agree that, except as otherwise specifically provided in the Program, in the event I terminate employment prior to the Payment Date, the Performance Share Units awarded to me shall be cancelled and forfeited, whether payable or not, without payment by the Company or any Subsidiary.

Signature: ____________________________    Date: ______________________________
    Name

    Performance Share Program
Performance Share Unit Program

Exhibit A

L.B. FOSTER COMPANY
2025 PERFORMANCE SHARE UNIT PROGRAM
(2025-2027)

L.B. FOSTER COMPANY, a Pennsylvania corporation (the "Company"), hereby establishes this L.B. FOSTER COMPANY 2025 PERFORMANCE SHARE UNIT PROGRAM (the "Program"), in accordance with the provisions of the L.B. FOSTER COMPANY 2025 Equity and Incentive Compensation Plan (the “Plan”), and the terms and conditions provided herein.
WHEREAS, the Company maintains the Plan for the benefit of its and its Subsidiaries’ key employees; and
WHEREAS, in order to align the interests of key employees with the interests of the Company's shareholders and to enhance the Company's ability to retain the employment of its key employees, the Company desires to provide long-term incentive compensation; and
WHEREAS, Section 8 of the Plan authorizes the Company to make performance-based awards.
NOW, THEREFORE, the Compensation Committee of the Board of Directors of the Company ("Committee") hereby adopts the Program on the following terms and conditions:
1.Plan. In addition to the terms and conditions set forth herein, Awards under the Program are subject to, and governed by, the terms and conditions set forth in the Plan, which are hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Program and not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Program and the Plan, the Committee shall have full authority and discretion to resolve such conflict and any such determination shall be final, conclusive and binding on the Participant and all interested parties.
2.Effective Date. The effective date of this Program is January 1, 2025.
3.Eligibility. The Committee shall select those individuals who shall participate in the Program (the "Participants"). In the event that an employee is hired by the Company or a Subsidiary during the Performance Period, upon recommendation by the CEO, the Committee shall determine whether such employee will become a Participant in the Program, subject to such terms, conditions and adjustments as the Committee determines to be necessary or desirable.
4.Performance Share Unit Awards.
(a)The Committee shall determine the number of performance units (the "Performance Share Units") to be awarded to each Participant. Each Performance Share Unit awarded under the Program shall represent a contingent right to receive up to two shares of the Company's common stock (the “Common Stock”) as described more fully herein, to the extent such Performance Share Unit is earned and becomes payable pursuant to the terms of this Program. Performance Share Units have no independent economic value, but rather are mere units of measurement used for purpose of calculating the number of shares, if any, to be paid under the Program.
5.
(a)Performance Share Units shall be increased and/or decreased in accordance with the terms of the Program as described more fully herein. Notwithstanding any provision of this Program to the contrary the Committee, in its sole discretion, may increase or reduce the amount of any

Performance Share Units that would otherwise be earned by a Participant upon attainment of the Performance Conditions (as defined below) if it concludes that such reduction is necessary or appropriate.
6.Performance Conditions of the Performance Share Units. The total number of shares of the Company’s Common Stock that may be earned by a Participant will be based on the Company's attainment of performance goals relating to the Company's Economic Profit Improvement and Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)] during the Performance Period (as defined below) as approved by (and in accordance with the procedures established by) the Committee on February 20, 2025 and on file with the Committee (the "Performance Conditions"), for the performance period of January 1, 2025 through December 31, 2027 (the "Performance Period"), which Performance Period shall consist of three separate sub-periods for each of calendar year 2025, 2026 and 2027; provided, however, that except as otherwise specifically provided herein, the ability to earn shares of the Company’s Common Stock and to receive payment thereon under the Program is expressly contingent upon achievement of the threshold for the Performance Conditions during the applicable Performance Period or sub-period and otherwise satisfying all other terms and conditions of the Program.
7.Issuance and Distribution.
(a)After the end of each sub-period within the Performance Period, the Committee will assess the extent to which the applicable Performance Conditions for such sub-period have been achieved, subject to final certification and payout following the Performance Period as described below. After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Conditions for each sub-period and any other material terms of the Program have been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.
(b)Subject to the terms and conditions of this Program and except as otherwise provided for in Section 9, Performance Share Units will be settled and paid in shares of the Company's common stock in the calendar year immediately following the end of the Performance Period on a date determined in the Company's discretion, but in no event later than March 15th of such calendar year (the "Normal Payment Date").
(c)Notwithstanding any other provision of this Program, in the event of a Change in Control, the Program shall terminate and the Participants shall be deemed to have earned (i) the actual number of shares that would have been earned based on actual performance for any completed sub-period for which the achievement level has been assessed by the Committee as of the date of the Change in Control and (ii) 100% of the shares subject to any incomplete or future sub-period as of the date of the Change in Control, provided that such shares shall remain subject to vesting based on each Participant’s continued service through the end of the Performance Period except as otherwise provided under the Program and provided further if (i) the Participant experiences an involuntary Separation from Service by the Company other than due to (A) a Termination for Cause, (B) death, or (C) Disability, or the Participant’s service terminates as a result of Good Reason (as defined below), in each case either within the 90-day period immediately preceding a Change in Control, or on or within the two-year period immediately following a Change in Control, or (ii) the acquiring entity in a Change in Control does not assume the Program and convert the award into a substantially comparable award of capital stock or other equity incentive instrument in such acquiring entity as determined by the Board, any unvested shares shall immediately vest at the time of the Change in Control. For purposes of the Program, “Good Reason” means a Participant’s Separation from Service as a result of the occurrence, without the Participant’s written consent, of one of the following events: (A) a material reduction in the Participant’s annual base salary (unless such reduction relates to an across-the-board reduction similarly affecting the Participant and all or substantially all other executives of the Company and its affiliates); (B) the Company (or the Subsidiary employing the Participant) makes or causes to be made a material adverse change in the Participant’s position, authority, duties or responsibilities which results in a significant diminution in the Participant’s position, authority, duties or responsibilities, excluding any change made in connection with (x) a reassignment to a New Job Position (as defined herein) or (y) a termination of the Participant’s employment with the Company for Disability, Termination for Cause, death, or temporarily as a result of Participant’s incapacity or other absence for an extended period. For purposes of this Program, “New Job Position” means a change in the Participant’s position, authority, duties or responsibilities with the

Company or any affiliate due to the Participant’s demonstrated inadequate or unsatisfactory performance, provided the Participant had been notified of such inadequate performance and had been given at least 30 days to cure such inadequate performance; (C) a relocation of the Company’s principal place of business, or of the Participant’s own office as assigned to the Participant by the Company or the Subsidiary employing the Participant to a location that increases the Participant’s normal work commute by more than 50 miles; or (D) any other action by the Company or the Subsidiary employing the Participant that constitutes a material breach of the employment agreement, if any, under which the Participant’s services are to be performed. In order for the Participant to terminate for Good Reason, (i) the Company must be notified by the Participant in writing within 90 days of the event constituting Good Reason, (ii) the event must remain uncorrected by the Company for 30 days following such notice (the “Notice Period”), and (iii) such termination must occur within 60 days after the expiration of the Notice Period. To the extent that this Section 6(c) applies, payment shall be made as provided for in Section 9.
8.Dividends. Performance Share Units will not be credited with dividends that are paid on the Company's Common Stock.
9.Change in Participant's Status. In the event a Participant's employment with the Company or any Subsidiary is terminated (i) by reason of Retirement on or after January 1, 2026 (or such earlier date as may be expressly authorized by the Committee), or (ii) on account of death or total and permanent Disability prior to the Normal Payment Date, the Participant shall be entitled to retain the Performance Share Units and receive payment therefore to the extent earned and payable pursuant to the provisions of this Program; provided, however, the Participant shall only be entitled to retain a prorated portion of the Performance Share Units based on the ratio of the number of complete months the Participant is employed or serves during the Performance Period to the total number of months in the Performance Period (or the number of remaining months in the Performance Period if the Participant becomes an employee of the Company and/or its Subsidiaries after the start of the Performance Period). In the event a Participant's employment with the Company or any Subsidiary is terminated for any other reason, including, but not limited to, by the Participant voluntarily, or by the Company on account of a Termination for Cause or without cause (except to the extent that Section 6(c) applies), prior to the Normal Payment Date, the Performance Share Units awarded to the Participant shall be cancelled and forfeited, whether payable or not, without payment by the Company or any Subsidiary. To the extent that this Section 8 applies, payment shall be made as provided for in Section 9. Any payments due a deceased Participant shall be paid to his estate as provided herein.
10.Earlier Settlement of Performance Share Unit Awards in Certain Instances. Subject to the terms and conditions of this Program, Performance Share Units will be settled and paid in shares of the Company’s common stock on the Normal Payment Date; provided, however, that Performance Share Units will be settled to the extent the Performance Share Units are not subject to a “substantial risk of forfeiture” as determined for purposes of Section 409A of the Code on the earlier of (i) a Change in Control that also constitutes a “change in ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code (a “Section 409A Change in Control”) and (ii) the Participant’s Separation from Service, provided such Separation from Service occurs within the twenty-four (24) month period following a Section 409A Change in Control. For the avoidance of doubt, if a Change in Control occurs that does not constitute a Section 409A Change in Control, this Section 9 shall not apply, and the Performance Share Units will be settled on the Normal Payment Date.
11.Responsibilities of the Committee. In addition to the authority granted to the Committee under the Plan, the Committee has responsibility for all aspects of the Program's administration, including but not limited to: ensuring that the Program is administered in accordance with the provisions of the Program and the Plan; approving Participants; authorizing Performance Share Unit Awards to Participants; and adjusting Performance Share Units as authorized hereunder consistent with the terms of the Program and the Plan. All decisions of the Committee under the Program shall be final, conclusive and binding on all interest parties. No member of the Committee shall be liable for any action or determination made in good faith as to the Program or any Performance Share Units awarded thereunder.
12.Tax Consequences/Withholding.

(a)It is intended that: (i) a Participant's Performance Share Units shall be considered to be subject to a substantial risk of forfeiture in accordance with those terms as defined in Section 409A and 3121(v)(2) of the Code; and (ii) a Participant shall have merely an unfunded, unsecured promise to be paid a benefit, and such unfunded promise shall not consist of a transfer of "property" within the meaning of Code Section 83.
(b)Participant acknowledges that any income for foreign, federal, state or local income tax purposes, including payroll taxes, that the Participant is required to recognize on account of the vesting of the Performance Share Units and/or issuance of the shares of Common Stock under this Award to Participant shall be subject to withholding of tax by the Company. In accordance with administrative procedures established by the Company, in order to satisfy Participant’s minimum statutory withholding tax obligations, if any, on account of the vesting of the Performance Share Units and/or issuance of shares of Common Stock under this Award, the Company will withhold from the Performance Share Units to be issued to the Participant a sufficient number of whole shares distributable in connection with this Award equal to the applicable minimum statutory withholding tax obligation.
(c)This Program is intended to be excepted from coverage under Section 409A of the Code and shall be construed accordingly. Notwithstanding any provision of this Program to the contrary, if any benefit provided under this Program is subject to the provisions of Section 409A of the Code, the provisions of the Program will be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code (or disregarded to the extent such provision cannot be so administered, interpreted or construed). Notwithstanding, Section 409A of the Code may impose upon the Participant certain taxes or other charges for which the Participant is and shall remain solely responsible, and nothing contained in this Program or the Plan shall be construed to obligate the Committee, the Company or any Subsidiary for any such taxes or other charges
13.Non-Competition.
(a)The Participants hereunder agree that this Section 12 is reasonable and necessary in order to protect the legitimate business interests and goodwill of the Company, including the Company’s trade secrets, valuable confidential business and professional information, substantial relationships with prospective and existing customers and clients, and specialized training provided to Participants and other employees of the Company. The Participants acknowledge and recognize the highly competitive nature of the business of the Company and its Subsidiaries and accordingly agree that during the term of each of their employment and for a period of two (2) years after the termination thereof:
(i)The Participants will not directly or indirectly engage in any business substantially similar to any line of business conducted by the Company or any of its Subsidiaries, including, but not limited to, where such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or sales representative, in any geographic region in which the Company or any of its Subsidiaries conducted business;
(ii)The Participants will not contact, solicit, perform services for, or accept business from any customer or prospective customer of the Company or any of its Subsidiaries in any line of business conducted by the Company or any of its subsidiaries;
(iii)The Participants will not directly or indirectly induce any employee of the Company or any of its Subsidiaries to: (1) engage in any activity or conduct which is prohibited pursuant to subparagraph 11(a)(i) or (2) terminate such employee’s employment with the Company or any of its Subsidiaries. Moreover, the Participants will not directly or indirectly employ or offer employment (in connection with any business substantially similar to any line of business conducted by the Company or any of its Subsidiaries) to any person who was employed by the Company or any of its Subsidiaries unless such person shall have ceased to be employed by the Company or any of its Subsidiaries for a period of at least 12 months; and

(iv)The Participants will not directly or indirectly assist others in engaging in any of the activities, which are prohibited under subparagraphs (a)(i-iii) above.
(b)It is expressly understood and agreed that although the Participants and the Company consider the restrictions contained in this Section 12 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Program is an unenforceable restriction against any Participant, the provisions of this Program shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable against such Participant. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Program is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. The restrictive covenants set forth in this Section 12 shall be extended by any amount of time that a Participant is in breach of such covenants, such that the Company receives the full benefit of the time duration set forth above.
14.Confidential Information and Trade Secrets. The Participants and the Company agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company and its Subsidiaries, constitute proprietary confidential information and trade secrets. Accordingly, the Participants will not at any time during or after a Participant’s employment with the Company (including any Subsidiary) disclose or use for such Participant’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company or any of its Subsidiaries or which is generally known to the industry or the public other than as a result of such Participant’s breach of this covenant. The Participants agree that upon termination of employment with the Company (including any Subsidiary) for any reason, the Participants will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Subsidiaries, except that the Participants may retain personal notes, notebooks and diaries. The Participants further agree that the Participants will not retain or use for their own account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Subsidiaries.
15.Remedies/Forfeiture/Recoupment.
(a)The Participants acknowledge that a violation or attempted violation on a Participant’s part of Sections 12 and 13 will cause irreparable damage to the Company and its Subsidiaries, and the Participants therefore agree that the Company and its Subsidiaries shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Participants or a Participant’s employees, partners or agents. The Participants agree that such right to an injunction is cumulative and in addition to whatever other remedies the Company (including any Subsidiary) may have under law or equity, and the Participants' obligations to make timely payment to the Company as set forth in Section 14(b) of this Program. The Participants further acknowledge and agree that a Participant’s Performance Share Units shall be cancelled and forfeited without payment by the Company if such Participant breaches any of his or her obligations set forth in Section 12 and 13 herein.
(b)At any point after becoming aware of a breach of any obligation set forth in Sections 12 and/or 13 of this Program, the Company shall provide notice of such breach to a Participant. By agreeing to participate in this Program, the Participants agree that within ten (10) days after the date the Company provides such notice, a Participant shall pay to the Company in cash an amount equal to any and all distributions paid to or on behalf of such Participant under this Program within the six (6) months prior to the date of the earliest breach. The Participant agrees that failure to make such timely payment to the Company constitutes an independent and material breach of the terms and conditions of this Program, for which the Company may seek recovery of the unpaid amount as liquidated damages, in addition to all other rights and remedies the Company may have resulting from a Participant’s breach of the obligations set forth in Sections 12 and 13. The Participants agree that timely payment to the Company as set forth in this provision of the Program is reasonable and necessary because the compensatory damages that will result from breaches of Sections 12 and/or 13 cannot readily be ascertained. Further, the Participants agree that timely payment to the Company as set forth in this provision of the Program is not a penalty, and it does not preclude the Company from seeking all other remedies that may be available to the Company, including without limitation those set forth in this Section 14.
(c)The Participant acknowledges and agrees that the terms and conditions set forth in the L.B. Foster Company Amended and Restated Executive Recoupment Policy (as may be amended and restated from time to time, the “Recoupment Policy”) are incorporated into this Program by reference. To the extent the Recoupment Policy is applicable to the Participant, it creates additional rights for the Company with respect to certain Awards and other applicable compensation, including, without limitation, cash bonus awards granted to the Participant under the L.B. Foster Company Executive Annual Incentive Compensation Plan, or any successor plan ("Bonus Awards"). Notwithstanding any provisions in this Program to the contrary, any Award granted under the Plan and such other applicable compensation, including, without limitation, Bonus Awards, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (A) any Company clawback or recoupment policy, including the Recoupment Policy, and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (B) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting an Award under the Plan and pursuant to the Program terms, the Participant consents to be bound by the terms of the Recoupment Policy, if applicable, and agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup an Award, any gains or earnings related to an Award, or any other applicable compensation, including, without limitation, Bonus Awards, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant's accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
Any provision of this Section 14(c) that is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section 14(c).

Any rights of the Company pursuant this Section 14(c) are in addition to, and not in limitation of, the rights of the Company set forth in this Section 14, in other provisions of this Program and under the Plan.

16.Assignment/Nonassignment.
(a)The Company shall have the right to assign this Program, including, without limitation, Section 12, and the Participants agree to remain obligated by all provisions of this Program that are assigned to any successor, assign or surviving entity. The obligations of the Company under the Program shall be binding upon the successors and assigns of the Company. Any successor to the Company is an intended third party beneficiary of this Program.
(b)The Performance Share Units shall not be sold, pledged, assigned, hypothecated, transferred or disposed of (a "Transfer") in any manner, other than by will or the laws of descent and distribution. Any attempt by a Participant to Transfer the Performance Share Units in violation of the terms of the Program shall render the Performance Share Units null and void, and result in the immediate forfeiture of such Performance Share Units, without payment by the Company or any Subsidiary.
17.Impact on Benefit Plans. Payments under the Program shall not be considered as earnings for purposes of the Company's and/or Affiliate's qualified retirement plans or any such retirement or benefit plan unless specifically provided for therein. Nothing herein shall prevent the Company or any Affiliate from maintaining additional compensation plans and arrangements for its employees.
18.Changes in Stock. In the event of a stock split, stock dividend, or similar event, the Performance Share Units and the shares of Company common stock on which the Performance Conditions are based shall be appropriately adjusted to prevent dilution or enlargement of the rights of Participants that would otherwise result from any such transaction, provided such adjustment shall be consistent with Section 409A of the Code. In the case of a Change in Control, any obligation under the Program shall be handled in accordance with the terms of Section 6(c) hereof.
19.Governing Law, Jurisdiction, and Venue.
(a)This Program shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law.
(b)Participant hereby irrevocably submits to the personal and exclusive jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania in any action or proceeding arising out of, or relating to, this Program (whether such action or proceeding arises under contract, tort, equity or otherwise). Participant hereby irrevocably waives any objection which Participant now or hereafter may have to the laying of venue or personal jurisdiction of any such action or proceeding brought in said courts.
(c)Jurisdiction over, and venue of, any such action or proceeding shall be exclusively vested in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania.
(d)Provided that the Company commences any such action or proceeding in the courts identified in Section 18(b), Participant irrevocably waives Participant's right to object to or challenge the above selected forum on the basis of inconvenience or unfairness under 28 U.S.C. § 1404, 42 Pa. C.S. § 5322 or similar state or federal statutes. Participant agrees to reimburse the Company for all of the attorney fees and costs it incurs to oppose Participant's efforts to challenge or object to litigation proceeding in the courts identified in Section 18(b) with respect to actions arising out of or relating to this Program (whether such actions arise under contract, tort, equity or otherwise).
20.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Program shall in no way be construed to be a waiver of such provision or of any other provision hereof.
21.Severability. In the event that any one or more of the provisions of this Program shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
22.Funding. The Program is not funded and all amounts payable hereunder, if any, shall be paid from the general assets of the Company or its Affiliate, as applicable. No provision contained in this Program or the Plan and no action taken pursuant to the provisions of this Program or the Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Program, such right shall be no greater than the right of any unsecured general creditor of the Company.
23.Headings. The descriptive headings of the Sections of this Program are inserted for convenience of reference only and shall not constitute a part of this Program.

24.Amendment or Termination of this Program. This Program may be modified, amended, suspended or terminated by the Committee at any time. Notwithstanding the foregoing or any provision of this Program to the contrary, the Committee may, in the sole discretion and without the Participants’ consent, modify or amend the terms of the Program or a Performance Grant, or take any other action it deems necessary or advisable, to cause the Program to comply with Section 409A of the Code. Any modification, amendment, suspension or termination shall only be effective upon a writing issued by the Committee, and a Participant shall not offer evidence of any purported oral modifications or amendments to vary or contradict the terms of this Program document.
    IN WITNESS WHEREOF, the undersigned has executed this Program on the day and year indicated below. This Program may be executed in more than one counterpart, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

Dated:    ________________            __________________________________
                        John E. Kunz
                        Chairman, Compensation Committee